Exhibit 4.42

13 August 2020

Jeames Gillett

WellteQ Australia Pty Ltd

283 Rokeby Road, Subiaco, 6008

By email

Dear Jeames,

Letter of Variation

I refer to the agreement between Bupa Wellness Pty Ltd (ABN 67 145 612 951) of 33 Exhibition Street, Melbourne, Victoria, 3000 (“Bupa”) WellteQ Australia Pty Ltd (ACN 619 154 120) of 283 Rokeby Road, Subiaco (“Partner”) dated 25 September 2018 (“Agreement”).

The Agreement is set to expire on 31 July 2020.

The parties wish to extend and vary the Agreement as follows:

1.Contract Details	Delete “Term” and replace with the following: “This agreement commences on 1 August 2020 and will continue for thirty-six (36) months until 31 July 2023.”
2. Schedule 2 – Fees

Delete clause 1.1 on “Minimum Fee” and replace with the following:

Minimum Fee

AWS hosting cost of more than $500 per month + 10% management fee Two dedicated environments – User Acceptance Test + Production

The Vendor will notify Bupa prior to the AWS hosting cost exceeding the $500 per month and will obtain Bupa’s prior approval before incurring any additional cost beyond the $500 per month amount.

3. Schedule 2 – Fees

Delete clause 2.1 on “Monthly Fee” and replace with the following:

Monthly Fee

Monthly support and maintenance fee include infrastructure performance monitoring, availability monitoring, systems maintenance (OS and library patching) and software deployments – $1,200 per 5000 concurrent users.

4. Schedule 2 – Fees	Delete clause 3 on “Technical Consultancy”

5. Schedule 2 – Fees	Delete clause 4.2 on ‘Software User License”

The other terms and conditions in the Agreement otherwise remain unchanged.

Please arrange for an authorised representative to sign and return a copy of this letter to me as soon as possible.

Yours sincerely,

Shannon Orbons
Head of New Product Growth & Wellness

/s/ Shannon Orbons
08/28/2020 | 3:23 PM AEST

Signed for and behalf of WellteQ Australia Pty Ltd (ACN 519 154 120):
Signature:	/s/ Jeames Gillett
Position:	COO
Name:	Jeames Gillett
Date:	08/28/2020 | 3:41 PM AEST

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